CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement on Form N-4 (No. 333-162678) (the “Registration Statement”) of our report dated March 20, 2024 relating to the financial statements of Pruco Life Insurance Company of New Jersey and consent to the incorporation by reference in the Registration Statement of our report dated April 11, 2024 relating to the financial statements of each of the subaccounts of Pruco Life of New Jersey Flexible Premium Variable Annuity Account indicated in our report.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 20, 2024